Exhibit 10.3

ORTHOFIX MEDICAL INC.’S

SEASPINE HOLDINGS CORPORATION
AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN, AS AMENDED

Time-Based Vesting Restricted Stock Unit Grant Agreement

COVER SHEET

Orthofix Medical Inc., a Delaware corporation (the “Company”), which in its capacity as the acquiror of and successor to SeaSpine Holdings Corporation (“SeaSpine”) has assumed SeaSpine’s Amended and Restated 2015 Incentive Award Plan, as amended (the “Plan”), hereby grants to the Participant in the Plan named below (the “Award Recipient”), on the grant date set forth below (the “Grant Date”), the specified number of time-based vesting restricted stock units (the “RSUs”) relating to shares of the Company’s common stock, par value $0.10 per share (the “Stock”) under the Plan, subject to the vesting schedule and terms and conditions set forth below (the “Award”). Additional terms and conditions of the RSUs are set forth on this cover sheet, in the attached Time-Based Vesting Restricted Stock Unit Grant Agreement (together, the “Agreement”), and in the Plan. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Plan (except that any reference in the Plan to the phrase “Common Stock” shall means the Stock as defined in this Agreement).

Grant Date:	[ ]
Name of Plan Participant:	[ ]
Employee ID Number:	[ ]
Number of RSUs and Number of Shares of Stock Underlying such RSUs:	[ ]

You agree to all of the terms and conditions described in this Agreement and in the Plan, unless you deliver a notice in writing within thirty (30) days of receipt of this Agreement to the Company stating that you do not accept the terms and conditions described in this Agreement and in the Plan. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Attachment
This is not a stock certificate or a negotiable instrument.

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ORTHOFIX MEDICAL INC.’S

SEASPINE HOLDINGS CORPORATION
AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN, AS AMENDED

Time-Based Vesting Restricted Stock Unit Grant Agreement

Attachment

1.
Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below.

“2012 LTIP” shall mean the Company’s 2012 Long-Term Incentive Plan, as amended from time-to-time.

“Board” shall mean the Board of Directors of Orthofix Medical Inc.

“Cause” shall mean (i) if the Award Recipient is party to a Change in Control and Severance Agreement that defines “Cause,” the definition of “Cause” contained in such Change in Control and Severance Agreement, and (ii) if the Award Recipient is not party to a Change in Control and Severance Agreement that defines “Cause,” the definition of “Cause” contained in the Plan.

“Change in Control” shall mean (i) if the Award Recipient is party to a Change in Control and Severance Agreement that defines “Change in Control,” the definition of “Change in Control” contained in such Change in Control and Severance Agreement, and (ii) if the Award Recipient is not party to a Change in Control and Severance Agreement that defines “Change in Control,” the definition of “Corporate Transaction” contained in the Plan.

“Change in Control and Severance Agreement” shall mean a written change in control and severance agreement between the Award Recipient and the Company.

“Committee” shall mean the Compensation and Talent Development Committee of the Board.

“Corporate Transaction” shall have the meaning ascribed to such term in the 2012 Plan.

“Disability” means the Award Recipient is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Good Reason” shall mean (i) if the Award Recipient is party to a Change in Control and Severance Agreement that defines “Good Reason,” the definition of “Good Reason” contained in such Change in Control and Severance Agreement, and (ii) if the Award Recipient is not party to a Change in Control and Severance Agreement that defines “Good Reason,” the Award Recipient voluntarily terminating his employment, following a Corporate Transaction, after the occurrence of any of the following circumstances (in each case, after notice by the Award Recipient to employer of the circumstance, and failure by the employer to cure and eliminate such circumstance within 15 calendar days of such notice): (x) a requirement that the Award Recipient work principally from a location that is more than fifty (50) miles from his principal place of employment immediately prior to such Corporate Transaction, or (y) a ten percent or greater reduction in Award Recipient’s Total Compensation from the amount of such Total Compensation immediately prior to such Corporate Transaction.

“Qualified Retirement” shall mean a Termination of Service occurring via retirement by the Award Recipient in which, at the time of such retirement, the sum of the Award Recipient’s age and aggregate 12-month completed periods of service (whether or not such completed 12-month periods are consecutive), in each case without giving credit for any partial years, equals or exceeds 75. For the avoidance of doubt, if Award Recipient’s

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service is terminated by the Company with or without Cause he or she shall not be eligible to retire pursuant to a Qualified Retirement.

“Total Compensation” shall mean the aggregate of base salary, target bonus opportunity, employee benefits (retirement plan, welfare plans, and fringe benefits), and grant date fair value of equity-based compensation, but excluding for the avoidance of doubt any reductions caused by the failure to achieve performance targets) taken as a whole.

2.
The Award.
(a)
Grant of RSUs. On the Grant Date, the Award Recipient shall acquire, subject to the provisions of this Agreement (including, without limitation, provisions related to vesting and forfeiture thereof), the RSUs.
(b)
Vesting. Subject to earlier termination in accordance with the Plan or this Agreement and the terms and conditions herein, the RSUs shall vest with respect to one-third of the shares of Stock covered hereby on each of the first, second and third anniversaries of the Grant Date (each, a “Vesting Date”) provided that Award Recipient continues in service and has not had a Termination of Service on or prior to such applicable Vesting Date unless otherwise provided under this Agreement or the Plan; provided, further, for the avoidance of doubt, that there shall be no proportionate or partial vesting in the periods prior to or between each Vesting Date, and fractional shares shall be rounded to the nearest whole share but, if applicable, shall be rounded up or down on the last applicable Vesting Date so that the Award Recipient is eligible to vest in the total number of Common Shares covered under this Award (but in no event more than the total number of Common Shares covered under this Award); and provided further, that for the avoidance of doubt, no additional RSUs shall vest following Award Recipient’s Termination of Service.
(c)
Issuance of Stock. The shares of Stock underlying the Award Recipient’s vested RSUs will be issued as soon as practicable following the earlier of (i) the date that the RSUs vest pursuant to the vesting schedule, or (ii) the date of the Award Recipient’s Termination of Service, but in no event later than the sixtieth (60th) calendar day that immediately follows the first of such events (the date or dates such shares of Stock are delivered, the “Settlement Date”). The issuance of shares of Stock under this grant shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. On the Settlement Date, the Company shall also deliver to the Award Recipient the number of additional shares of Stock, the number of any other securities of the Company and the amount of any other property (in the case of cash dividends, assuming such dividends had been reinvested in shares of Stock as of the ex-dividend date thereof), in each case that the Company distributed per share of Stock to holders generally during the period commencing on the Grant Date and ending on the applicable Settlement Date, multiplied by the number of shares of Stock that are being delivered to the Award Recipient under this paragraph, without interest, and less any tax withholding amount applicable to such distribution. To the extent that the RSUs are forfeited prior to vesting, the right to receive such distributions shall also be forfeited.
(d)
Additional Documents. The Award Recipient agrees to execute such additional documents and complete and execute such forms as the Company may require for purposes of this Agreement.
(e)
Shareholder Rights. The Award Recipient has no rights as a shareholder with respect to the shares of Stock underlying the RSUs unless and until the Stock relating to the RSUs has been delivered. No adjustments are made for dividends, distributions, or other rights if the applicable record date occurs before the certificate is issued (or appropriate book entry is made), except as described herein.
3.
Incorporation of Plan. The Award Recipient acknowledges receipt of the Plan, a copy of which is annexed hereto, and represents that he or she is familiar with its terms and provisions and hereby accepts this grant of RSUs subject to all of the terms and provisions of the Plan and all interpretations, amendments, rules and regulations which may, from time to time, be promulgated and adopted pursuant to the Plan. The Plan is incorporated herein by reference.

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4.
Restrictions on Transfer. To the extent not yet vested, the RSUs may not be sold, transferred, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of, whether by operation of law or otherwise, nor may the RSUs be made subject to execution, attachment, or similar process. If the Award Recipient attempts to do any of these things, he or she will immediately and automatically forfeit the RSUs.
5.
Termination of Service; Change in Control.
(a)
Certain Terminations of Service. If, prior to vesting, a Termination of Service with respect to the Award Recipient occurs for any reason other than (i) death, (ii) Disability, (iii) a Qualified Retirement occurring no less than six months after the Grant Date or (iv) a circumstance providing for accelerated vesting pursuant Section 5(d) hereof, the unvested portion of the RSUs shall be forfeited and cancelled as of the date of such Termination of Service, and the Award Recipient shall have no further right or interest therein unless the Committee in its sole discretion shall determine otherwise.
(b)
Termination of Service for Death or Disability. If a Termination of Service with respect to the Award Recipient occurs by reason of death or Disability, the RSUs shall automatically vest in full as of the date of the Award Recipient’s Termination of Service.
(c)
Termination of Service for Certain Qualified Retirements. If a Termination of Service with respect to the Award Recipient occurs by reason of a Qualified Retirement occurring no less than six months after the Grant Date but prior to the first anniversary of the Grant Date, the RSUs shall be considered vested as of the date of such Termination of Service with respect to the aggregate number of shares of Stock as to which the RSUs would have been vested as of such first anniversary of the Grant Date. If a Termination of Service with respect to the Award Recipient occurs by reason of a Qualified Retirement after the first anniversary of the Grant Date but before the second anniversary of the Grant Date, the RSUs shall be considered vested as of the date of such Termination of Service with respect to the aggregate number of shares of Stock as to which the RSUs would have been vested as of the second anniversary of the Grant Date. In each of the circumstances described in the preceding two sentences, the portion of the RSUs that shall not be considered vested as of the date of such Termination of Service shall be forfeited by the Award Recipient and cancelled by the Company as of the date of such Termination of Service. If a Termination of Service with respect to the Award Recipient occurs by reason of a Qualified Retirement after the second anniversary of the Grant Date but before the third anniversary of the Grant Date, the remaining unvested RSUs shall automatically vest in full as of the date of such Termination of Service.
(d)
Occurrence of Change in Control. In the event that the unvested portion of this Award is assumed or continued, or substituted for new restricted stock units or another equity-based Award of a successor entity, or parent or subsidiary thereof (with appropriate adjustments as to the number of shares), in each case upon the consummation of any Change in Control, and the employment of the Award Recipient with the Company or an Affiliate is terminated within twenty-four (24) months following the consummation of such Change in Control by the employer without Cause or by the Award Recipient for Good Reason, the unvested portion of the RSUs shall be fully vested on the date of such termination of employment with the Company. (Nothing in the preceding sentence shall limit or alter the Award Recipient’s rights under Section 5(c) hereof in the event that Award Recipient instead terminates his or her service by reason of a Qualified Retirement.) In the event that a Change in Control occurs in which this Award is not being assumed, continued or substituted (as contemplated by the preceding sentence), the unvested portion of the Award shall be treated in accordance with the default rules applicable under Section 17.3 of the 2012 LTIP (as if this Award had been made under the 2012 LTIP).
(e)
Effect of Change in Control and Severance Agreements Generally. The Company and the Award Recipient agree that notwithstanding anything herein to the contrary, the terms of a Change in Control and Severance Agreement expressly defining whether and in what manner (including upon termination of employment) the unvested portion of the RSU shall vest or be cancelled shall control over the terms of this Agreement (including the vesting, forfeiture and other provisions contained in Section 5 hereof).
6.
Withholding. The Company shall have the right to require the Award Recipient to remit to the Company any and all amounts sufficient to satisfy any withholding or other taxes that may be due as a result

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of the issuance of shares of Stock subject to the RSUs. At the time of the Settlement Date (or, in the event that tax withholding is required as of an earlier date, then such earlier date), the Award Recipient shall pay in cash to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding or other tax obligation. The Company shall have the right, but not the obligation, to permit or require the Award Recipient to satisfy, in whole or in part, such obligation to remit withholding or other taxes, (a) by directing the Company to withhold shares of Stock that would otherwise become vested, or (b) by entering into a sell-to-cover commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby Award Recipient sells a portion of the shares of Stock to be delivered in connection with the RSUs to fund withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or any Affiliate (a “Sell-to-Cover Transaction”), in each case, pursuant to such rules as the Committee may establish from time to time. The Company, in its sole discretion, may also permit, the Award Recipient to satisfy, in whole or in part, such obligation to remit withholding or other taxes, by delivering to the Company shares of Stock already owned by the Award Recipient and not then subject to any repurchase, forfeiture, unfulfilled vesting, or similar requirements. The Company shall also have the right to deduct from all cash payments made pursuant to, or in connection with, the RSUs, the federal, state, or local taxes required to be withheld with respect to such payments. The maximum number of shares of Stock that may be withheld to satisfy any federal, state, or local tax requirements may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state, or local taxing authority with respect to such vesting or payment; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Committee has full discretion to choose, or to allow the Award Recipient to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding obligation in such Award Recipient’s relevant tax jurisdiction). The Award Recipient understands and acknowledges that as of the Grant Date, the Committee has resolved that the foregoing withholding obligations shall be satisfied by the Company’s finance department causing a Sell-to-Cover Transaction to occur on the Award Recipient’s behalf.
7.
No Employment or Other Rights. This Award does not confer upon the Award Recipient any right to be continued in the employment of, or otherwise provide services to, the Company or any Subsidiary or other affiliate thereof, or interfere with or limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate such Award Recipient’s employment or other service relationship at any time. For purposes of this Agreement only, the term “employment” shall include circumstances under which Award Recipient provides consulting or other services to the Company or any of its Subsidiaries as an independent contractor, but such Award Recipient is not, nor shall be considered, an employee; provided, however, that nothing in this Section 7 or this Agreement shall create an employment relationship between such person and the Company or its applicable Subsidiary, as the usages described in this Section are for convenience only.
8.
Adjustment of and Changes in Shares of Stock. In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, extraordinary dividend, or other event or change in corporate structure affecting the shares of Stock, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to the RSUs. The foregoing adjustments shall be determined by the Committee in its sole discretion.
9.
Discretionary Nature of Plan. The Plan is discretionary in nature, and the Company may suspend, modify, amend or terminate the Plan in its sole discretion at any time, subject to the terms of the Plan and any applicable limitations imposed by law. This RSU grant under the Plan is a one-time benefit and does not create any contractual or other right to receive additional RSUs or other Stock Units or other benefits in lieu of RSUs or Stock Units in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of RSUs or other Stock Units granted, and the vesting provisions.
10.
Clawback/Recoupment. By accepting this Award, the Award Recipient specifically agrees that any and all payments or benefits the Award Recipient or any other person may be entitled to receive under or as a result of this Award shall be immediately forfeited, and that the aggregate amount of any payments or benefits the Award Recipient or any other person has received under or as a result of this Award (determined

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without regard to any taxes or other amounts withheld from such payments or benefits), shall be repaid to the Company within 30 days following written notice from the Company (or such shorter period as may be required by applicable law), (1) as the Company in its discretion determines may be required to comply with any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) adopted thereunder or similar rules under the laws of any other jurisdiction, and (2) to the extent provided pursuant to the Company’s Incentive Compensation Recovery Policy as in effect from time to time (which policy is filed or incorporated by reference annually with the SEC as Exhibit 97.1 to the Company’s annual report on Form 10-K).
11.
Section 409A. The grant of RSUs under this Agreement is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, its Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on Award Recipient under Code Section 409A, and neither the Company, its Affiliates, the Board, nor the Committee will have any liability to Award Recipient for such tax or penalty. For purposes of this Agreement, a Termination of Service occurs only upon an event that would be a “separation from service” within the meaning of Section 409A (a “Section 409A Separation from Service”). If, at the time of Award Recipient’s Section 409A Separation from Service, (1) Award Recipient is a “specified employee” within the meaning of Code Section 409A, and (2) the Company makes a good faith determination that an amount payable on account of Award Recipient’s Section 409A Separation from Service constitutes deferred compensation (within the meaning of Code Section 409A), the payment of which is required to be delayed pursuant to the six (6)-month delay rule set forth in Code Section 409A to avoid taxes or penalties under Code Section 409A (the “Delay Period”), then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it in a lump sum on the first business day after the Delay Period (or upon Award Recipient’s death, if earlier), without interest. Each installment of RSUs that vest under this Agreement (if there is more than one installment) will be considered one of a series of separate payments for purposes of Code Section 409A.
12.
Miscellaneous Provisions.
(a)
Applicable Law. The validity, construction, interpretation and effect of this instrument will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof.
(b)
Notice. Any notice required by the terms of this Agreement shall be delivered or made electronically, over the Internet or otherwise (with request for assurance of recipient in a manner typical with respect to communications of that type), or given in writing. Any notice given in writing shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, and shall be addressed to the Company at its principal executive office and to the Award Recipient at the address that he or she has most recently provided to the Company. Any notice given electronically shall be deemed effective on the date of transmission.
(c)
Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.
(d)
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
(e)
Amendments. The Board and the Committee shall have the power to alter or amend the terms of the grant of RSUs as set forth herein from time to time, in any manner consistent with the provisions of the Plan, and any alteration or amendment of the terms of this grant of RSUs by the Board or the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give notice to the Award Recipient of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the

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ability of the Award Recipient and the Board or the Committee by mutual written consent to alter or amend the terms of this grant of RSUs in any manner which is consistent with the Plan.
(f)
Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the Award Recipient and the Company.
(g)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the Award Recipient and the Company regarding the grant of RSUs and supersede all prior arrangements or understandings (whether oral or written and whether express or implied) with respect thereto.

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